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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 100,000 common shares of MBT Financial Corp. pertaining to the MBT Financial Corp. Employee Stock Purchase Plan of our report dated January 15, 2003 with respect to the consolidated financial statements and schedules of MBT Financial Corp., included in its Annual Report (Form 10-K file number 00-30973) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                             /s/  Plante & Moran, PLLC

                                             Plante & Moran, PLLC



Auburn Hills,  Michigan
May 29, 2003